Exhibit 4(c)

amdahl

                  EMPLOYEE STOCK PURCHASE PLAN
                   AUTOMATIC DEPOSIT ELECTION

PLEASE PRINT OR TYPE ALL INFORMATION EXCEPT SIGNATURE

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NAME (LAST)                   (FIRST)             (INITIAL)

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SEC. NO.

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EMPLOYEE NO.        DEPT. NO.      PHONE NO.      MAIL STOP

DEPOSIT ELECTION

     I hereby authorize and instruct Amdahl Corporation to deposit my Employee Stock Purchase Plan (ESPP) shares, as issued and until further written notice, to my account with the following broker:

Dean Witter Reynolds, Inc.              Charles Schwab & Co.
                                        Services to Corporations
Frank Seay, San Jose office             Denver office
(408) 947-3705                          1 (800) 654-2593
Acct. No.:                              Acct. No.:

Stephen Rudolph, Palo Alto office       (Amdahl ESPP Administrator will
1 (415) 853-4025 / 1 (800) 755-8081     open an ESPP only account)
Acct. No.:

(Please contact the specific Broker
 to open your account)

I consent to Amdahl Corporation communicating with my broker regarding the disposition of my ESPP shares.

     NO DEPOSIT ELECTION
I hereby elect not to have my ESPP shares deposited with a broker. I understand I will receive a certificate in the mail at the address on file with Personnel Administration (ext. 66131) for the shares purchased each purchase period. I further understand it is my responsibility to keep my address current with Amdahl Corporation and the Transfer Agent. It is also my responsibility to report any sale or disposition of ESPP shares to the Plan Administrator in the year of disposition.

     STOP DEPOSITING
I hereby request that my shares not be sent to my broker:

- ----Dean Witter Reynolds, Inc.          ----Charles Schwab & Co.

I understand that I will receive stock certificates at the end of each purchase period for the shares purchased. I may resume having the shares deposited by filing a new Automatic Deposit Election form with the Plan Administrator at least 15 days prior to the close of the current purchase period.

YOUR SIGNATURE                                    DATE


Return to:  Employee Stock Purchase Plan (M/S 256)

LINE BELOW TO BE COMPLETED BY STOCK PLAN ADMINISTRATION
APPROVED BY:                                     EFFECTIVE DATE:

AM 4181   EFF 7/96